Exhibit 10.4
CUSTODY AGREEMENT
     This Custody Agreement (this “Agreement”) dated as of November 30, 2007 is made by and among Brookshire Raw Materials U.S. Trust, a Delaware statutory trust (the “Trust”) acting for and on behalf of each Fund (as defined below), Brookshire Raw Materials Management, LLC (the “Managing Owner”) and JPMorgan Chase Bank, N.A., in its capacity as custodian hereunder (the “Custodian”).
     WHEREAS, the Trust is a Delaware statutory trust organized under 12 Del. Chapter 3801 et seq. (as amended from time to time, the “Delaware Trust Act”) composed of the following separate and distinct series (subject to such series receiving sufficient funding to commence trading and for so long as such series continues trading thereafter), referred to as the Brookshire Raw Materials (U.S.) Core USD Fund, Brookshire Raw Materials (U.S.) Core CDN Fund, Brookshire Raw Materials (U.S.) Agriculture USD Fund, Brookshire Raw Materials (U.S.) Agriculture CDN Fund, Brookshire Raw Materials (U.S.) Metals USD Fund, Brookshire Raw Materials (U.S.) Metals CDN Fund, Brookshire Raw Materials (U.S.) Energy USD Fund, Brookshire Raw Materials (U.S.) Energy CDN Fund, Brookshire Raw Materials (U.S.) Accelerated Core USD Fund, and the Brookshire Raw Materials (U.S.) Accelerated Core CDN Fund (each such series that receives sufficient funding to commence trading and for so long as such series continues trading, a “Fund” and collectively, the “Funds”), with Funds whose names includes “USD Fund” being denominated in U.S. Dollars and Funds whose names includes “CDN Fund” being denominated in Canadian Dollars;
     WHEREAS, the Managing Owner serves as the sole managing owner of the Trust and has complete management authority over the Trust;
     WHEREAS, the Trust and the Managing Owner wish to set up a (i) US Dollar denominated account (the “US Main Cash Account”) into which cash for the USD Funds will be initially deposited and upon the written instruction of the Managing Owner moved into the USD Fund accounts specified in such written notice and (ii) Canadian Dollar denominated account (the “Canadian Main Cash Account”) into which cash for the Canadian Funds will be initially deposited and upon the written instruction of the Managing Owner moved into the Canadian Fund accounts specified in such written notice; and
     WHEREAS, the Trust and the Managing Owner wish to set forth the terms and conditions pursuant to which JPMorgan Chase Bank, N.A. shall serve as custodian of securities owned by the USD Funds (the “US Securities”) and the CDN Funds (the “Canadian Securities”) (other than commodity futures contracts and forward contracts held in custody by each Fund’s futures commission merchants) (the US Securities and Canadian Securities (other than commodity futures contracts and forward contracts) (collectively referred to as “Investments”), cash and other assets of each Fund, collectively, “Assets”).
     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

     1. Appointment.
          (a) The Trust and the Managing Owner hereby appoint the Custodian as custodian in respect of each Fund for the purposes set forth herein, and the Custodian hereby accepts such appointment and agrees to establish and maintain (a) the US Main Cash Account (in the case of a USD Fund) and the Canadian Main Cash Account (in the case of a CDN Fund) and (b) one or more segregated securities and cash accounts for each Fund to hold either US Assets or Canadian Assets for such Fund (with each such account being separate and distinct with respect to each Fund) in which Custodian will hold the respective Assets of each Fund as provided herein, in each case upon the terms and subject to the conditions set forth herein. Each such account shall be in the name of the applicable Fund.
          (b) Each Fund will deliver to the Custodian all Assets owned by it, and all payments of income, payments of principal or capital distributions received by it with respect to all Investments owned by such Fund from time to time. The Custodian shall not be under any duty or obligation to require any Fund to deliver to it any Assets owned by any Fund and shall have no responsibility or liability for or on account of Assets not so delivered.
          (c) The Custodian may from time to time in accordance with this Agreement appoint one or more domestic sub-custodians, foreign sub-custodians and interim sub-custodians to act on behalf of Custodian for each Fund (collectively, the “Sub-Custodians”). Sub-Custodians may include branches and affiliates of the Custodian.
          (d) All Assets of each Fund delivered to the Custodian, any Sub-Custodian or its agents shall be administered as provided in this Agreement. The duties of the Custodian with respect to each Fund’s delivered Assets shall be only as set forth expressly in this Agreement and no other duties shall be implied.
     2. Initial Deposit of Assets. The initial deposit of Assets for each Fund shall consist of funds transferred from the subscription escrow account for such Fund that is held by JPMorgan Chase Bank, N.A., in its capacity as the escrow agent (in such capacity, the “Escrow Agent”) pursuant to that certain Subscription Escrow Agreement dated October 12, 2007 (the “Subscription Escrow Agreement”), following the Initial Closing (as defined in the Subscription Escrow Agreement) for such Fund
     3. Additional Deposits of Assets.
          (a) From time to time following the Initial Closing of a Fund, one or more additional persons or entities may subscribe to such Fund (each, an “Additional Subscription”). Proceeds of each Additional Subscription shall be deposited with the Custodian in the US Main Cash Account (in the case of a US dollar subscription) or the Canadian Main Cash Account (in the case of a Canadian dollar subscription), and from there moved into the appropriate USD Fund account or Canadian Fund account only upon the written instruction of the Managing Owner.

          (b) The Managing Owner shall instruct subscribers and prospective subscribers to make checks for subscriptions payable to the order of “JPMorgan Chase Bank, NA as Custodian for Brookshire Raw Materials” or send wire transfers for subscriptions directly to the Custodian in accordance with the instructions set forth on Schedule 2 attached hereto. If Custodian receives any U.S. dollar checks that are sent to the Custodian but not made payable in conformity to this Section 3(b), the Custodian shall promptly notify the Managing Owner and shall not deposit the same into the US Main Cash Account (in the case of a US dollar subscription). The Managing Owner shall then be entitled to work with the transmitter of such check for a period not to exceed five (5) Business Days (as hereinafter defined). In the event that the Managing Owner is unable to have such defect remedied within such five (5) Business Day period, the Custodian shall reject such checks and return them to their sender. Any wires that are sent to the Custodian or the Sub-Custodian but not made payable in conformity to this Section 3(b) shall not be deposited to the US Main Cash Account (in the case of a US dollar subscription) or to the Canadian Main Cash Account (in the case of a Canadian dollar subscription) but shall be rejected by the Custodian or the Sub-Custodian, as applicable.
          (c) For any U.S. dollar check returned unpaid to the Custodian, such unpaid amount shall be debited against the US Main Cash Account and the Custodian shall promptly notify the Managing Owner thereof and return the returned check to the sender thereof.
     4. Instructions.
          (a) Unless otherwise explicitly indicated herein, the Custodian shall perform its duties pursuant to written instructions provided to the Custodian by the Managing Owner (“Instructions”). Instructions shall be valid only if given by an authorized person listed on Schedule 4 (an “Authorized Person”). Instructions may be transmitted by the Managing Owner to the Custodian only in writing. The Custodian shall follow such written Instructions; provided, that (i) the Custodian shall have no liability for shipping and insurance costs associated therewith, and (ii) full payment shall have been made to the Custodian of its compensation, costs, expenses and other amounts to which it is entitled to under this Agreement.
          (b) The Custodian may treat any Authorized Person as having full authority of the Managing Owner to issue Instructions hereunder unless Schedule 4 contains explicit limitations as to said authority. The Custodian shall be entitled to rely upon the authority of Authorized Persons until it receives appropriate written notice from the Managing Owner to the contrary.
          (c) The applicable Authorized Person shall be responsible for assuring the adequacy and accuracy of Instructions. Particularly, upon any acquisition or disposition or other dealing in the applicable Fund’s Investments and upon any delivery and transfer of any Investment or moneys, the Authorized Person initiating such Instruction shall give the Custodian an Instruction with appropriate detail, including, without limitation:

          (i) The transaction date, and the date and location of settlement;
          (ii) The specification of the type of transaction;
          (iii) A description of the Assets in question, including, as appropriate, quantity, price per unit, amount of money to be received or delivered, currency information and identifying number such as a CUSIP, SEDOL or ISIN number. The Custodian shall be entitled to rely on such descriptive information as controlling notwithstanding any inconsistency contained in such Instruction, particularly with respect to the description of the security in question; and
          (iv) The name of the broker and broker number or similar entity and number concerned with execution of the transaction (if applicable).
          (d) If the Custodian believes an Instruction to be either unclear or incomplete, the Custodian may give prompt notice of such determination to the Managing Owner, and the Managing Owner shall thereupon amend or otherwise reform such Instruction. In such event, the Custodian shall have no obligation to take any action in response to the Instruction initially delivered until the redelivery of an amended or reformed Instruction.
     5. Safekeeping of Fund Assets.
          (a) General. The Custodian shall keep safely the Assets of each Fund that have been delivered to the Custodian and from time to time shall accept delivery of Assets of each Fund for safekeeping.
          (b) Use of Securities Depositories. The Custodian may deposit and maintain the US Securities in (i) The Depository Trust Company, (ii) the Participants Trust Company, (iii) any book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, Subpart B of 31CFR Part 350, or the book-entry regulations of federal agencies substantially in the form of Subpart O, or (iv) any other domestic clearing agency registered with the Securities and Exchange Commission (the “SEC”) under Section 17A of the Securities Exchange Act of 1934, as amended, which acts as a securities depository and whose use the Trust has previously approved (each of the foregoing being referred to in this Agreement as a “Securities Depositary”), appointed by the Custodian either directly or through one or more Sub-Custodians. US Securities held in a Securities Depository shall be held (i) subject to the agreement, rules, statement of terms and conditions or other document or conditions effective between the Securities Depository and the Custodian, or the Sub-Custodian as the case may be, and (ii) in an account for each Fund or in bulk segregation in an account maintained for the non-proprietary assets of the entity holding such US Securities in the Depository. If market practice or the rules and regulations of the Securities Depository prevent the Custodian, Sub-Custodian or (any agent of either) from holding its client assets in such a separate account, the Custodian, Sub-Custodian or other agent shall as appropriate segregate such Investments for benefit of the applicable Fund or for the benefit of clients of the Custodian generally on its own books. The parties understand that Canadian Securities held by the Custodian, Sub-Custodian or other agent will not be held in the above-mentioned Securities Depositories.
          (c) Certificated Assets. Investments which are certificated may be held in registered or bearer form: (i) in the Custodian’s vault; (ii) in the vault of a Sub-Custodian or an agent of the Custodian; or (iii) in an account maintained by the Custodian Sub-Custodian or, in the case of US Securities, by an agent at a Securities Depository; all in accordance with customary market practice in the jurisdiction in which any Investments are held, in the name of and for the applicable Fund.
          (d) Registered Assets. Investments which are registered may be registered in the name of the applicable Fund or a nominee (other than a nominee of the Custodian or Sub-Custodian) for any of the foregoing, and may be held in any manner set forth in Section 3(b) above without any identification of fiduciary capacity in such registration.
          (e) Book Entry Assets. Investments which are represented by book-entry may be so held in an account maintained by a book-entry agent on behalf of the Custodian or another agent of the Custodian, or a Securities Depository.
          (f) Replacement of Lost Investments. In the event of a loss of any Investments for which the Custodian is responsible under the terms of this Agreement, the Custodian shall replace such Investment, or in the event that such replacement cannot be effected, the Custodian shall pay to the applicable Fund the fair market value of such Investment based on the last available price as of the close of business in the relevant market on the date that a claim was first made to the Custodian with respect to such loss, or, if less, such other amount as shall be agreed by the parties as the date for settlement.
     6. Additional Duties of the Custodian. The Custodian shall perform the following duties with respect to Investments of each Fund.
          (a) Purchase of Investments. Pursuant to Instructions, Investments for a Fund purchased for the account of such Fund shall be paid for (i) against delivery thereof to the Custodian, a Sub-Custodian, either directly or through a clearing corporation or a Securities Depository (in accordance with the rules of such Securities Depository or such clearing corporation), or (ii) otherwise in accordance with an Instruction, applicable law, generally accepted trade practices, or the terms of the instrument representing such Investment.
          (b) Sale of Investments. Pursuant to Instructions, Investments sold for the account of a Fund shall be delivered (i) against payment therefor, by check or by bank wire transfer, (ii) by credit to the account of the Custodian or a Sub-Custodian with a clearing corporation or a Securities Depository (in accordance with the rules of such Securities Depository or such clearing corporation), or (iii) otherwise in accordance with an Instruction, applicable law, generally accepted trade practices, or the terms of the instrument representing such Investment.

          (c) Contractual Obligations and Similar Investments. From time to time, a Fund’s Investments may include Investments that are not ownership interests as may be represented by certificate (whether registered or bearer), by entry in a Securities Depository or by book entry agent, registrar or similar agent for recording ownership interests in the relevant Investment. If a Fund shall at any time acquire such Investments, including without limitation deposit obligations, the Custodian shall (i) receive and retain, to the extent the same are provided to the Custodian, confirmations or other documents evidencing the arrangement; and (ii) perform on such Fund’s account in accordance with the terms of the applicable arrangement, but only to the extent directed to do so by Instruction. The Custodian shall have no responsibility for agreements running to such Fund as to which it is not a party other than to retain, to the extent the same are provided to the Custodian, documents or copies of documents evidencing the arrangement and, in accordance with Instruction, to include such arrangements in reports made to such Fund.
          (f) Surrender of Securities. As directed by Instruction, the Custodian may surrender securities: (i) in temporary form for definitive securities; (ii) for transfer into the name of an entity allowable under Section 3(d); and (iii) for a different number of certificates or instruments representing the same principal amount of indebtedness.
          (g) Income Collection. Unless otherwise directed by Instruction, the Custodian shall receive any amount due and payable to each Fund with respect to Investments and promptly credit the amount collected to such Fund’s account; provided, however, that the Custodian shall not be responsible for: (i) the collection of amounts due and payable with respect to Investments that are in default or (ii) the collection of cash or security entitlements with respect to Investments that are not registered in the name of the Custodian, a Sub-Custodian or a nominee thereof. The Custodian is hereby authorized to endorse and deliver any instrument required to be so endorsed and delivered to effect collection of any amount due and payable to a Fund with respect to Investments. Where dividends, interest or other entitlements or benefits arise in relation to the Assets held in any pooled account together with assets held by the Custodian for other clients, the Custodian will allocate to the Fund for whom it holds such Assets a pro rata share in such entitlements in proportion to the pro rata share of the pooled account assets held for the benefit of such Fund. Where an allocation of a pro rata entitlement would otherwise require the Custodian to allocate a fraction of a currency unit or other asset to the relevant Fund, such fraction may be retained by the Custodian as an additional fee.
          (h) Taxes.
          (i) Each Fund shall be liable for all taxes, assessments, duties and other governmental charges, including any interest or penalty with respect thereto (collectively, “Taxes”), with respect to any Assets held on behalf of a Fund or any transaction related thereto. In accordance with Section 13, the Custodian shall be indemnified by the Trust and the applicable Fund(s) for the amount of any Tax that the Custodian, Sub-Custodian or any other withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of the Trust or a Fund (including any payment of Tax required by reason of an earlier failure to withhold). In the event that the Custodian or Sub-Custodian is required under applicable law to pay any Tax on behalf of a Fund with respect to interest earned on cash deposits, the Custodian is hereby authorized to withdraw cash from any US Cash Account or Canadian Cash Account for that particular Fund only, in the amount required to pay such Tax and to use such cash, for the timely payment of such Tax in the manner required by applicable law. If the aggregate amount of cash in all cash accounts for that particular Fund is not sufficient to pay such Tax, the Custodian shall promptly notify the Managing Owner of the additional amount of cash (in the appropriate currency) required, and the Managing Owner shall directly deposit such additional amount in the appropriate cash account for that Fund promptly after receipt of such notice, for use by the Custodian as specified herein.
          (ii) The Custodian and each Sub-Custodian shall be indemnified in accordance with Section 13 in respect of any liability arising from any under-withholding or underpayment of any Tax which results from the inaccuracy or invalidity of any such forms or other documentation, and such obligation to indemnify the Custodian and each Sub-Custodian shall survive the resignation or removal of the Custodian or the termination of this Agreement.
          (iii) All interest earned on cash deposited with the Custodian under this Agreement by a particular Fund shall be allocated and reported by the Custodian to the IRS as income of such Fund. The Custodian shall file U.S. information returns based on the income of each Fund and will withhold any taxes as are required by any law or regulation then in effect. The parties hereto acknowledge and agree that (A) the Custodian will only be reporting under U.S. law, and (B) the Custodian will not report any income earned by a Fund under this Agreement to any subscriber.
          (j) Transaction Records.
          (i) The Custodian shall furnish to the Managing Owner and the Trust (on behalf of each Fund), on a monthly basis, a statement setting forth daily transactions and a monthly summary of all transfers to or from each account maintained by the Custodian (either directly or through a Sub-Custodian) on behalf of each Fund.
          (ii) Receipt, investment and reinvestment of the Assets shall be confirmed by the Custodian as soon as practicable by account statement, and any discrepancies in any such account statement shall be noted by the Managing Owner or the Trust to Custodian within thirty (30) calendar days after receipt thereof. Failure to inform the Custodian in writing of any discrepancies in any such account statement within said thirty (30) day period shall conclusively be deemed confirmation of such account statement in its entirety.

     7. Cash Accounts, Deposits and Money Movements. Subject to the terms and conditions set forth in this Section 7, the Trust and the Managing Owner each hereby authorize the Custodian to open and maintain on behalf of each Fund, with itself, or with a Sub-Custodian US dollar cash accounts and Canadian dollar cash accounts, or in such other cash account(s) to hold other currencies, as the Managing Owner shall from time to time request by Instruction, as shall be acceptable to the Custodian.
          (a) Types of Cash Accounts. Cash accounts opened on the books of the Custodian shall be opened in the name of the applicable Fund. Such accounts collectively shall be a deposit obligation of the Custodian and shall be subject to the terms of this Section 7 and the general liability provisions contained in Section 9.
          (b) Payments and Credits with Respect to Cash Accounts. The Custodian shall make payments from or deposits to any of said accounts in the course of carrying out its administrative duties, including but not limited to income receipt with respect to a Fund’s Investments, and otherwise in accordance with Instructions. The Custodian shall be required to credit amounts to the cash accounts only when moneys are actually received in cleared funds in accordance with banking practice in the country and currency of deposit. Any credit made to any cash account before actual receipt of cleared funds shall be provisional and may be reversed by the Custodian in the event such payment is not actually collected.
          (c) Foreign Exchange Transactions. The Custodian may be asked to exchange currencies of the United States with other currencies.
          (d) Custodian’s Rights. The Custodian shall not be obligated to make any advance or to allow an advance to occur to a Fund, and in the event that the Custodian does make or allow an advance, any such advance and any transaction giving rise to such advance shall be for the account and risk of the applicable Fund and shall not be deemed to be a transaction undertaken by the Custodian for its own account and risk. If such advance shall have been made or allowed by any other person, the Custodian may assign all or part of its security interest and any other rights granted to the Custodian hereunder to such other person. If the applicable Fund shall fail to repay the costs of such advance when due, the Custodian or its assignee, as the case may be, shall be entitled to a portion of the available cash balance in any cash account of such Fund equal to such costs, and the Fund authorizes the Custodian, on behalf of such Fund, to withdraw an amount equal to such advance costs irrevocably to such other person, and to dispose of any Assets in such Account to the extent necessary to make such payment. Any Investments and funds credited to accounts subject to this Agreement created pursuant hereto shall be treated as financial assets credited to securities accounts under Articles 8 and 9 of the Uniform Commercial Code as in effect in the State of New York from time to time. Accordingly, the Custodian shall have the rights and benefits of a secured creditor that is a securities intermediary under such Articles 7 and 8.

     8. Responsibilities of the Custodian.
          (a) General. In performing its duties and obligations hereunder, the Custodian shall use reasonable care under the facts and circumstances prevailing in the market. Subject to the specific provisions of this Section 8, the Custodian shall be liable for any direct damage or loss incurred by any Fund for which of the Custodian’s or a Sub-Custodian’s gross negligence or willful misconduct was a primary cause of such damage or loss as determined by a court of competent jurisdiction. In no event shall the Custodian be liable hereunder for any special, indirect, punitive or consequential damages arising out of, pursuant to or in connection with this Agreement (including but not limited to lost profits), even if the Custodian has been advised of the possibility of such damages. It is agreed that the Custodian shall have no duty to assess the risks inherent in any Fund’s Investments or to provide investment advice with respect to such Investments and that any Fund as principal shall bear any risks attendant to particular Investments such as failure of counterparty or issuer. The Custodian shall have no liability in its capacity as Custodian under and no duty to inquire as to the provisions of any agreement other than this Custody Agreement. The Custodian may rely upon and shall not be liable for acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Custodian shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. The Custodian shall have no duty to solicit any payments which may be due it or the Account. The Custodian may execute any of its powers and perform any of its duties hereunder directly or through Sub-Custodians, agents or attorneys (and shall be liable in the case of agents and attorneys only for the careful selection of any such agent or attorney) and may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Custodian shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons. In the event that the Custodian shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Custody Agreement, it shall be entitled to refrain from taking any action and its sole obligation, subject to applicable law and regulation, shall be to keep safely all property held under the terms of this Custody Agreement until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction.
          (b) Limitations of Performance. The Custodian shall not be responsible under this Agreement for any failure to perform its duties, and shall not be liable hereunder for any loss or damage in association with such failure to perform, for or in consequence of the following causes:
          (i) Force Majeure. “Force Majeure” shall mean any circumstance or event which is beyond the reasonable control of the Custodian, a Sub-Custodian or any agent of the Custodian or a Sub-Custodian which adversely affects the performance by the Custodian of its obligations hereunder by a Sub-Custodian or by any other agent of the Custodian, or a Sub-Custodian including any event caused by, arising out of or involving (A) an act of God, (B) accident, fire, water damage or explosion, (C) any computer, system or other equipment failure or malfunction caused by any computer virus or the malfunction or failure of any communications medium, (D) any interruption of the power supply or other utility service, (E) any strike or other work stoppage, whether partial or total, (F) any delay or disruption resulting from or reflecting the occurrence of any Sovereign Risk, (G) any disruption of, or suspension of trading in, the securities, commodities or foreign exchange markets, whether or not resulting from or reflecting the occurrence of any Sovereign Risk, (H) any encumbrance on the transferability of a currency or a currency position on the actual settlement date of a foreign exchange transaction, whether or not resulting from or reflecting the occurrence of any Sovereign Risk, or (I) any other cause similarly beyond the reasonable control of the Custodian.
          (ii) Sovereign Risk. “Sovereign Risk” shall mean, in respect of any jurisdiction, including the United States of America, where Investments are acquired or held hereunder, (A) any act of war, terrorism, riot, insurrection or civil commotion, (B) the imposition of any investment, repatriation or exchange control restrictions by any governmental authority, (C) the confiscation, expropriation or nationalization of any Investments by any governmental authority, whether de facto or de jure, (D) any devaluation or revaluation of any currency, (E) the imposition of taxes, levies or other charges affecting Investments, (F) any change in the applicable law, or (G) any other economic or political risk incurred or experienced.
          (c) Limitations on Liability. The Custodian shall not be liable for any loss, claim, damage or other liability arising from the following causes:
          (i) Failure of Third Parties. The failure of any third party including: (A) the Managing Owner; (B) any futures commission merchant(s); (C) any issuer of Investments or book-entry or other agent of any issuer; (D) any counterparty with respect to any Investment, including any issuer of exchange, traded or other futures, option, derivative or commodities contract; (E) failure of an investment advisor or other agent of any Fund; or (F) failure of other third parties similarly beyond the control or choice of the Custodian.
          (ii) Information Sources. The Custodian may rely upon information received from issuers of Investments or agents of such issuers, information received from other commercially reasonable sources such as commercial data bases and the like, but shall not be responsible for specific inaccuracies in such information, provided that the Custodian has relied upon such information in good faith, or for the failure of any commercially reasonable information provider.
          (iii) Reliance on Instruction. Action by the Custodian or a Sub-Custodian in accordance with an Instruction, even when such action conflicts with, or is contrary to any provision of, the Trust Agreement of the Trust, applicable law, or actions by the owners of a Fund.

          (iv) Restricted Securities. The limitations inherent in the rights, transferability or similar investment characteristics of a given Investment of a Fund.
     9. Succession. The Custodian may resign and be discharged from its duties or obligations hereunder by giving 60 days’ advance notice in writing of such resignation to the other parties hereto specifying a date when such resignation shall take effect. The Custodian shall have the right to receive from the Managing Owner an amount equal to any amount due and owing to the Custodian, plus any costs and expenses the Custodian shall have reasonably incurred in connection with the termination of this Agreement. Any corporation or association into which the Custodian may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all the escrow business of the Custodian may be transferred, shall be the Custodian under this Agreement without further act.
     10. Termination.
          (a) This Agreement shall continue and remain in force and effect for a period of one (1) year from the day hereof and thereafter for further successive periods of one (1) year each, in perpetuity, unless and until terminated in accordance with the remainder of this Section 10.
          (b) The Managing Owner and/or the Trust giving written notice to the Custodian (either with respect to any or all of the Funds) may terminate this Agreement on sixty (60) days’ prior written notice (or at such earlier date as may be agreed between the Managing Owner and the Custodian). Any such notice shall specify the Funds to which the termination of this Agreement is being effected and for the avoidance of doubt, it is understood and agreed that the termination of this Agreement with respect to one or more Funds shall not affect the effectiveness of this Agreement with respect to Funds not specified in the termination notice.
          (c) In the event that the Trust or a Fund terminates in accordance with the Trust Agreement, this Agreement shall terminate, effective as of such time, with respect to the Trust and all Funds (in the event that the Trust is terminated) or the applicable Fund(s) (in the event that one or more Funds are terminated), but only upon written notice from the Managing Owner. The Managing Owner shall give the Custodian prompt written notice of the termination of the Trust and/or one or more Funds. Any such notice shall specify the Funds to which the termination of this Agreement is being effected and for the avoidance of doubt, it is understood and agreed that the termination of this Agreement with respect to one or more Funds shall not affect the effectiveness of this Agreement with respect to Funds not specified in the termination notice.
          (d) In addition, without prejudice to any of the rights or obligations accrued up to the time of termination, this Agreement may be terminated by either (i) the Managing Owner giving written notice to the Custodian (either with respect to any or all of the Funds) or (ii) the Custodian giving written notice to the Managing Owner and the Trust (either with respect to any or all of the Funds):
          (i) if the other party(ies) has/have committed any material breach of its obligations under this Agreement and failed to cure such breach within thirty (30) days of receipt of notice from the other requiring it so to do; or
          (ii) if the other party(ies) (A) applies/apply for or consents to the appointment of a receiver, trustee, custodian, or liquidator because of its inability to pay its debts as they mature; (B) makes/make a general assignment for the benefit of creditors; (C) becomes/become adjudicated as bankrupt or insolvent or becomes the subject of an order for relief under Title 11 of the United States Code or any foreign counterpart thereto; (D) files/file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under such law; or (E) suffers/suffer the filing against it of an involuntary petition seeking relief under Title 11 of the United States Code or any foreign counterpart thereto, and any such action remains as not remedied for 90 consecutive days; or
          (iii) if an order, judgment or decree is entered, without the application, approval or consent of the other party(ies), by any court of competent jurisdiction, approving a petition seeking reorganization or appointing a receiver of such other party or substantially all of the assets of such other party, and such order, judgment or decrees continues unstayed and in effect for any period of 60 consecutive days.
     Upon termination of this Agreement, if any Assets remain in any account of any Fund, the Custodian shall deliver to the applicable Fund such Assets as directed in writing by the Managing Owner. Except as otherwise provided herein, all obligations of the parties to each other under this Agreement shall cease upon termination of this Agreement.
     11. Fees. The Managing Owner agrees to (a) pay the Custodian upon execution of this Agreement and from time to time thereafter reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed in writing by the Managing Owner and the Custodian shall be as described in Schedule 3 attached hereto, and (b) pay or reimburse the Custodian upon request for all reasonable and appropriately evidenced expenses, disbursements and advances (other than those expenses, disbursements and advances for which the Managing Owner and the Trust would not be required to indemnify the Indemnitees pursuant to Section 12), including reasonable attorney’s fees and expenses, incurred or made by it in connection with the preparation, execution, performance, delivery, modification and termination of this Agreement. The parties hereto acknowledge that this Section 11 shall survive the resignation or removal of the Custodian or the termination of this Agreement

     12. Indemnity. The (a) Managing Owner and the Trust (in the case of a claim against Custodian with respect to the Trust itself or all Funds), (b) the Managing Owner and the applicable Fund(s) (in the case of a claim against Custodian with respect to one or more specific Funds) shall jointly and severally indemnify, defend and save harmless the Custodian and its directors, officers, agents and employees (collectively, the “Indemnitees”) from all loss, liability or expense incurred by any of them (including reasonable attorney’s fees and expenses) arising out of or in connection with (i) the Custodian’s execution and performance of this Agreement, except in the case of any Indemnitee, to the extent that such loss, liability or expense is due to the gross negligence or willful misconduct of such Indemnitee, or (ii) such Indemnitee’s following any instructions or other directions reasonably believed by such Indemnitee to be from the Managing Owner or the Trust, except to the extent that the Custodian’s following any such instruction or direction is expressly forbidden by the terms hereof. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Custodian or the termination of this Agreement.
     13. TINs. The Managing Owner, the Trust and each Fund represents (severally and not jointly) that its correct TIN assigned by the Internal Revenue Service (“IRS”) and any other applicable taxing authority is set forth in Schedule 1. Upon execution of this Agreement, the Managing Owner, the Trust and each Fund shall provide the Custodian with a fully executed IRS Form W-9 or W-8, which shall include the TIN of the Managing Owner, the Trust or such Fund, as applicable.
     14. Notices.
          (a) All communications hereunder shall be in writing and shall be deemed to be duly given and received: (i) upon delivery if delivered personally or upon confirmed transmittal if by facsimile; (ii) on the next Business Day (as hereinafter defined) if sent by overnight courier; or (iii) four (4) Business Days after mailing if mailed by prepaid registered mail, return receipt requested, to the appropriate notice address set forth on Schedule 1 or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested
          (b) In the event that the Custodian, in its sole discretion, shall determine that an emergency exists, the Custodian may use such other means of communication as the Custodian deems appropriate.
          (c ) “Business Day” shall mean any day other than a Saturday, Sunday or other day on which the Custodian or a Sub-Custodian hereunder located in New York, the United Kingdom or Canada is authorized or required by law or executive order to remain closed.
     15. Fund Disclaimer. Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that the Trust is organized in series pursuant to Sections 3804(a) and 3806(b)(2) of the Delaware Trust Act. As such, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to each series of the Trust shall be enforceable against the assets of such series of the Trust only, and not against the assets of the Trust generally or the assets of any other series of the Trust or against the Trustee. There may be several series of the Trust created pursuant to the Trust Agreement of the Trust.
     16. Limitation of Limited Owner and Managing Owner Liability. This Agreement has been made and executed by and on behalf of the Custodian, the Trust and the Managing Owner. The obligations of the Custodian, the Trust and/or the Managing Owner set forth herein are not binding upon any of the Limited Owners individually but are binding only upon the assets and property identified herein. No resort shall be had to the assets of other Funds or the Limited Owners’ assets or personal property, for the satisfaction of any obligation or claim with respect to a different Fund hereunder. The obligations of the Trust set forth herein are not binding upon the Managing Owner. No resort shall be had to the assets of the Managing Owner’s assets or personal property, for the satisfaction of any of the Trust’s, and Funds’ or the Limited Owners’ obligations or claims hereunder.
     17. Subordination of Certain Claims and Rights. Except for amounts hereunder for which the Managing Owner is responsible (for which the Managing Owner shall be responsible for paying), the Custodian agrees and consents (the “Consent”) to look solely to the applicable Fund (the “Contracting Fund”) and its assets (the “Contracting Fund Assets”) for payment. The Contracting Fund Assets include only those funds and other assets that are paid, held or distributed to the Trust on account of and for the benefit of the Contracting Fund, including, without limitation, funds delivered to the Trust for the purchase of units in a Fund. In furtherance of the Consent, the Custodian agrees that any debts, liabilities, obligations, indebtedness, expenses and claims of any nature and of all kinds and descriptions (collectively, “Claims”) incurred, contracted for or otherwise existing arising from, related to or in connection with the Trust and its assets and the Contracting Fund and the Contracting Fund Assets, shall be subject to the following limitations:
          (a) Except as set forth below, the Claims, if any, of the Custodian (the “Subordinated Claims”) incurred, contracted for or otherwise existing, arising from, related to or in connection with the Contracting Fund and the Contracting Fund Assets and the assets of the Trust shall be expressly subordinate and junior in right of payment to any and all other Claims against the Trust and the Contracting Fund and any of their respective assets which may arise as a matter of Law or pursuant to any Contract; provided, however, that bona fide Claims of the Custodian, if any, against the Contracting Fund shall be pari passu and equal in right of repayment and distribution with all other bona fide Claims against the Contracting Fund;
          (b) The Custodian will not take, demand or receive from any Fund or the Trust or any of their respective assets (other than the Contracting Fund or its assets) any payment for the Subordinated Claims, except in accordance with this Section 17;
          (c) Subject to this Section 17, the Claims of the Custodian with respect to the Contracting Fund shall only be asserted and enforceable against the Contracting Fund’s assets and the Managing Owner and its assets, and shall not be asserted or enforceable for any reason whatsoever against the assets of any other Fund or the Trust generally;
          (d) If the Claims of the Custodian against the Contracting Fund or the Trust are secured in whole or in part, the Custodian hereby waives (under section 1111(b) of the Bankruptcy Code (11 U.S.C. § 1111(b)) any right to have any deficiency Claims (which deficiency Claims may arise in the event such security is inadequate to satisfy such Claims) treated as unsecured Claims against the Trust or any other Fund, as the case may be;
          (e) In furtherance of the foregoing, if and to the extent that the Custodian receives monies in connection with the Subordinated Claims from a Fund or the Trust (or their respective assets) other than the Contracting Fund or the Managing Owner and their respective assets and except as permitted by this Section 17, the Custodian shall be deemed to hold such monies in trust and shall promptly remit such monies to the Fund or the Trust that paid such amounts for distribution by such Fund or the Trust in accordance with the terms hereof; and
          (f) The provisions of this Section 17 shall apply at all times notwithstanding that the Claims are satisfied, and notwithstanding that the agreements in respect of such Claims are terminated, rescinded or canceled.
     18. Investment of Accounts. During the term of this Custody Agreement, cash in the USD Fund accounts (i.e., which is not invested in US Securities) shall be invested in a Trust Account at JPMorgan Chase Bank, N.A. (a “Trust Account”) or a successor or similar investment offered by the Custodian, unless otherwise instructed in writing by the Managing Owner and as shall be acceptable to the Custodian. Cash in the Canadian Fund accounts (i.e., which is not invested in Canadian Securities) shall be invested in a Canadian Dollar interest bearing Deposit Account (“Deposit Account”) or a successor or similar investment offered by the applicable Sub-Custodian, unless otherwise instructed in writing by the Managing Owner and as shall be acceptable to the Custodian. The Custodian will provide compensation on balances in the respective securities accounts (to the extent not invested in US Securities or Canadian Securities) at a rate determined by the Custodian from time to time. The Custodian is hereby authorized to execute purchases and sales of investments through its own trading facilities or capital markets operations or those of an affiliated entity. The Custodian or any of its affiliates may receive compensation with respect to any investment directed hereunder including without limitation charging an agency fee in connection with each transaction. The Custodian shall not have any liability for any loss sustained as a result of any investment made pursuant to the terms of this Custody Agreement or as a result of any liquidation of any investment prior to its maturity or for the failure of the Managing Owner to give the Custodian instructions to invest or reinvest the Assets. The Custodian shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Agreement. The parties hereto acknowledge and agree that the US Main Cash account and Canadian Main Cash account will be non-interest bearing accounts where funds will be held uninvested and without compensation thereunder.

     19. Patriot Act Disclosure. Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Custodian to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, the parties acknowledge that Section 326 of the USA PATRIOT Act and the Custodian’s identity verification procedures require the Custodian to obtain information which may be used to confirm the parties identity including without limitation name, address and organizational documents (“identifying information”). The parties agree to provide the Custodian with and consent to the Custodian obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Custodian.
     20. Security Procedures. In the event funds transfer instructions are given (other than in writing at the time of execution of this Custody Agreement, as indicated in Schedule 1 attached hereto), whether in writing, by telecopier or otherwise, the Custodian is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 4 hereto (“Schedule 4”), and the Custodian may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Custodian. If the Custodian is unable to contact any of the authorized representatives identified in Schedule 4, the Custodian is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of the Managing Owner’s executive officers (“Executive Officers”), which shall include the titles of President, Chief Financial Officer and General Counsel, as the Custodian may select. Such “Executive Officer” shall deliver to the Custodian a fully executed Incumbency Certificate, and the Custodian may rely upon the confirmation of anyone purporting to be any such officer. The Custodian and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the managing Owner or the Trust to identify (i) the beneficiary, (ii) the beneficiary’s bank, or (iii) an intermediary bank. The Custodian may apply any of the funds from the applicable Fund for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. All funds transfer must be executed by the persons listed on Schedule 4 hereto. The person confirming such funds transfer instructions must not be the same person who authorized said funds transfer. The parties to this Agreement acknowledge that these security procedures are commercially reasonable.
     21. Miscellaneous. The provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the parties hereto. The parties hereby acknowledge and agree that this Agreement shall be amended upon mutually agreeable terms to provide for electronic transaction processing on the Custodian’s Transaction Initiation Platform. Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by any party, without the prior consent of the other parties. This Agreement shall be governed by and construed under the laws of the State of New York, except for Sections 15, 16 and 17, which shall be governed by and construed under the laws of the State of Delaware. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of New York. The parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Agreement as of the date first written above.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION as Custodian
By:	/s/ Gary P. Shea
	Name:	Gary P. Shea
	Title:	Vice President

BROOKSHIRE RAW MATERIALS MANAGEMENT, LLC, as Managing Owner
By:	/s/ John M. Marshall
	Name:	John M. Marshall
	Title:	Chief Executive Officer and Manager

BROOKSHIRE RAW MATERIALS (U.S.) TRUST, for and on behalf of each Fund

By:	Brookshire Raw Materials Management, LLC, its sole managing owner

By:	/s/ John M. Marshall
	Name:	John M. Marshall
	Title:	Chief Executive Officer and Manager

Schedule 1

Trust Notice Address:	c/o Brookshire Raw Materials Management, LLC
100 Hart Road, Suite 210
Barrington, IL 60010
Attention: Clyde Harrison

Managing Owner Notice Address	100 Hart Road, Suite 210
Barrington, IL 60010
Attention: Clyde Harrison

Custodian Notice Address:	(with respect to Canadian accounts)

JPMorgan Chase Bank, N.A.acting through its
London Branch
60 Victoria Embankment
London
EC4Y 0JP
Attention: Escrow Administration
Fax No.

(with respect to U.S. accounts and all other matters with respect to this Custody Agreement)

JPMorgan Chase Bank, N.A.
Attn: Collateral and Agency Services
4 New York Plaza, 21st Floor
New York, NY 10004
Attention: Gregory P. Shea/Sandra Frierson

With a copy to
JPMorgan Chase Bank, N.A.
UK Office address to follow
London Branch
60 Victoria Embankment
London
EC4Y 0JP
Attention: Escrow Administration
Fax No.

Schedule 2
Wire Instructions for Custody Funds for the Funds
[to follow]

Schedule 3
Compensation

Schedule 4
Authorized Persons
If by the Managing Owner-General (other than as noted below:

Name	Telephone Number	Signatures
1. Stephen Adams	888-877-2719
2. Gary Sugar	888-877-2719
If by the Managing Owner-Solely with respect to issuing instructions to buy, sell or exchange fixed income securities, give and confirm funds transfer instructions and provide FX trade instructions:

Name	Telephone Number	Signatures
1. Dick Chambers
2. Stephen Adams	888-877-2719

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